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EXHIBIT 23.1

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

        As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-K, into the Company's previously filed registration statements on Form S-8 (File No. 33-70342), Form S-8 (File No. 33-63752), Form S-8 (File No. 333-11975), Form S-8 (File No. 333-80925) and Form S-8 (File No. 333-40540).

Arthur Andersen LLP

Las Vegas, Nevada
March 28, 2002

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EXHIBIT 23.1
CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS